UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/27/2006

MCG Capital Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-33377

Delaware	54-1889518
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA 22209
(Address of principal executive offices, including zip code)

(703) 247-7500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

MCG Capital Corporation (the "Company") reported today that the independent members of its Board of Directors are conducting a review of the timeliness of certain loan payments and tax withholding reimbursements involving six current and former executive officers of the Company. The executive officers (along with other employees of the Company) received awards of restricted stock in 2001 in connection with the Company's termination of its stock option plan, including the outstanding stock options held by such individuals. A portion of the restricted stock was purchased through the delivery of promissory notes to the Company on which interest was payable periodically and which became due and payable on May 28, 2006.

All of these executive officers have repaid their principal balances in full in accordance with the terms of the loans, except for the Chief Executive Officer. The payment of principal from the Chief Executive Officer was not received timely, but the Chief Executive Officer's note is now paid in full. In addition, while not all interest payments from these executive officers have been timely, all interest payments on these notes have been paid in full.

In addition to the foregoing, certain periodic tax withholding payments were made by the Company, from time to time, in connection with dividend payments and the lapsing of forfeiture provisions on restricted stock. All of the periodic tax withholding payments made by the Company were periodically reimbursed by those officers in full and there are no reimbursements currently due; however, certain reimbursements did not occur promptly. Between July 30, 2002 and the present, the Company made periodic tax withholding payments for such transactions aggregating approximately $3.6 million to the relevant tax authorities. The maximum unreimbursed amount outstanding at any time was $1.7 million.

The Company believes that there will be no impact on previously reported earnings as a result of these matters. The Company has instituted procedures to ensure concurrent payment to the Company of any future withholdings paid by the Company.

The timeliness of reimbursements of withholding payments was brought to the attention of the Audit Committee by the Company's executive officers. The Company's Board formed an Independent Committee to conduct the review of these matters, assisted by independent counsel. The Independent Committee will review these and any related matters and consider whether there has been any violation of the Company's code of business conduct and ethics and the federal securities laws, including, but not limited to, Section 402(a) of the Sarbanes-Oxley Act of 2002, (Section 13(k) of the Exchange Act).

The Company does not currently intend to update the disclosure provided hereby until the Independent Committee's review has been substantially completed.

Forward-looking Statements:

This Report contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future expectations. These forward-looking statements are not guarantees and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG Capital Corporation

Date: July 27, 2006	By:	/s/ Michael R. McDonnell
Michael R. McDonnell
Chief Financial Officer